                                                                    EXHIBIT 3.60

                               OPERATING AGREEMENT
                                       OF
                      BLUE CHIP BROADCASTING LICENSES, LTD.

                        An Ohio Limited Liability Company

                              AS OF APRIL 30, 1999

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                     BLUE CHIP BROADCASTING LICENSES, LTD.

      THE UNDERSIGNED is executing this Limited Liability Company Operating Agreement ("Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Ohio Limited Liability Company Act, 17 ORC Sections 1705 et seq. (the "Ohio Act"), and does hereby certify and agree as follows:

      1. Name; Formation. The name of the Company shall be Blue Chip Broadcasting Licenses, Ltd., or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by any Member (each of which is hereby authorized to take such action) of Articles of Organization of the Company with the Secretary of State of the State of Ohio setting forth the information required by Section 1705.04 of the Ohio Act.

      2. Definitions: Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

             "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Section 8 hereof.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

             "Effective Date" means the date of this Agreement.

             "Event of Withdrawal of a Member" means the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

             "Initial Member" means Blue Chip Broadcasting, Ltd., an Ohio limited liability company.

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

             "Interest" means the ownership interest of a Member in the Company
            (which shall be considered personal property for all purposes), consisting of (i) such Member's Percentage Interest in profits, losses, allocations, and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Ohio Act, and (iii) such Member's other rights and privileges as herein provided.

             "Majority in Interest of the Members" means Members whose
            Percentage Interests aggregate to greater than 50 percent of the Percentage Interests of all Members.

             "Members" means the Initial Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a "Member" means any one of the Members.

             "Percentage Interest" means a Member's share of the profits and losses of the Company and the Member's percentage right to receive distributions of the Company's assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member's name on Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Members shall at all times equal 100 percent.

             "Regulations" means the Income Tax Regulations, including Temporary
            Regulations, promulgated under the Code, as such may be amended from time to time (or any corresponding provisions of succeeding law).

      Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

      The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.

      3. Purpose. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Ohio Act, as such business activities may be determined by the Members from time to time.

      4.    Offices.

            (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Ohio as the Members may designate from time to time.

            (b) The registered office of the Company in the State of Ohio is located at 1821 Summit Road, Suite 401, Cincinnati, Ohio 45237 The original registered agent of the Company for service of process is Calvin D. Buford, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202.

      5. Members. The name and business or residence address of each Member of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time.

      6. Term. The Term of the Company shall commence on the Effective Date and shall continue until the Company shall be dissolved and its affairs wound up in accordance with Section 14 of this Agreement.

      7.    Management of the Company.

            (a) The Board of Managers has the exclusive right to manage the Company's business. Accordingly, except as otherwise specifically limited in this Agreement or under applicable law, the Board of Managers shall: (i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company. Except as expressly provided otherwise in this Agreement, the Board of Managers, at times acting through the Company's officers, shall take all actions which shall be necessary or appropriate to accomplish the Company's purposes in accordance with the terms of this Agreement.

            (b) The operations of the Company shall be governed by the By-laws, effective as of the Effective Date, set forth in Exhibit A as amended from time to time in the manner set forth in Section 17.

            (c) Except as to actions herein specified to be taken by all the Members or by the Members acting unanimously, the duties and powers of the Members may be exercised by a Majority in Interest of the Members (or by any Member acting pursuant to authority delegated by a Majority in Interest of the Members). Any action that may be taken at a meeting of the Members may be authorized and taken without a meeting upon the written approval of all Members who would be entitled to vote at a meeting held for such purpose.

            (d) Any Member, authorized by all Members, may execute and file on behalf of the Company with the Secretary of State of the State of Ohio any amendments of the Articles of Organization, or one or more restated Articles of Organization and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company as provided in the Ohio Act, a Certificate of Dissolution canceling the Company's Articles of Organization.

      8.    Capital Contributions; Capital Accounts, Administrative Matters.

            (a) The Initial Member has contributed to the Company the consideration set forth on Schedule I hereto. Except as otherwise agreed by all Members, the Initial Member shall have no obligation to make any further capital contributions to the Company. Persons or entities hereafter admitted, in accordance with Section 11 hereof, as Members of the Company shall make such contributions of cash (or promissory obligations), property, or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

            (b) It is the intention of the Members that the Company, as an eligible entity with a single owner as defined under Section 301.7701-3 of the Regulations, shall be classified as "disregarded as an entity separate from its owner" in accordance with the default classification provided by Section 301.7701-3(b) of the Regulations.

            (c) Subject to the intention expressed under Paragraph (d) hereof, in the event an additional Member is admitted, in accordance with Section 11 hereof, then upon the admittance of such additional Member, it is the intention of the Members that the Company shall thereafter be taxed as a "partnership," in accordance with the default classification provided by Section 301.7701-3(b) of the Regulations, for federal, state, local, and foreign income tax purposes. The Members agree to take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive "partnership" treatment for federal, state, local tax purposes as expressed herein.

            (d) In the event an additional Member is admitted, in accordance with Section 11 hereof, then upon the admittance of such additional Member, it is the intention of the Members that the books and records of the company shall thereafter be kept as set forth in Subparagraphs
                  (i) through (iv) following hereafter:

                  (i) A single, separate capital account shall be maintained for each Member. Each Member's capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property), and such Member's distributive share of Company profits (including tax exempt income). Each Member's capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member's distributive share of Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes).

                  (ii) Notwithstanding any provision of this Agreement to the contrary, each Member's capital account shall be maintained and adjusted in accordance with the Code and Regulations thereunder, including, without limitation,
                        (i) the adjustments permitted or required by Code
                        Section 704(b) and, to the extent applicable, the principles expressed in Code Section 704(c) and (ii) the adjustments required to maintain capital accounts in accordance with the "substantial economic effect test" set forth in the Regulations under Code Section 704(b).

                  (iii) Any Member, including any substitute Member, who shall receive an Interest (or whose Interest shall be increased) by means of a transfer to him of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest (or the applicable percentage thereof in case of a transfer of a part of an Interest).

                  (iv) All items of Company income, gain, loss, deduction, credit, or the like shall be allocated among the Members in accordance with their respective Percentage Interests as set forth in Schedule I attached hereto and incorporated herein.

            (e) In the event an additional Member is admitted, in accordance with Section 11 hereof, then upon the admittance of such additional Member, the Company hereby designates the Member owning the largest percentage Interest as "Tax Matters Partner" for purposes of Code Section 6231 and the Regulations promulgated thereunder. The Tax Matters Partner shall promptly advise each Member of any audit proceedings proposed to be conducted with respect to the Company.

      9.    Assignments of Company Interest.

            (a) No Member may sell, assign, pledge, or otherwise transfer or encumber (collectively "transfer") all or any part of its Interest and no transferee of all or any part of an Interest shall be admitted as a substituted Member, without, in either event, either (i) having obtained the prior written consent of all other Members or, if there is only one Member, (ii) having executed a valid written assignment of all or any part of such Interest.

            (b) The Members shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

      10. Withdrawal. No Member shall have the right to withdraw from the Company except (i) with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon between such other Members and the withdrawing Member or, if there is only one Member, (ii) in accordance with the terms of the valid written assignment of all or any part of an Interest. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under the Ohio Act or otherwise.

      11. Additional Members. The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Members shall amend Schedule I hereof to reflect the name, address, and Capital Contribution of the additional Member and any agreed upon changes in Percentage Interests.

      12. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members acting unanimously may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with their respective Percentage Interests.

      13. Return of Capital. No Member shall have any liability for the return of any Member's Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Members, subject to the requirements of the Ohio Act.

      14. Dissolution. The Company shall not be dissolved nor shall its affairs be wound up and terminated until the occurrence of either of the following:

            (a) The determination of all of the Members to dissolve the Company; or

            (b) The occurrence of any event causing a dissolution of the Company under the Ohio Act.

            Upon the happening of (a) or (b) above, the Company shall be dissolved and its affairs wound up and terminated, subject to the provisions of Section 15 of this Agreement.

      15.   Continuation of the Company. Notwithstanding the provisions of
            Section 14(b) hereof, the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such event of withdrawal the business of the Company is continued by the agreement of all remaining Members.

      16. Limitation on Liability. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member.

      17. Amendments. This Agreement may be amended only upon the written consent of all Members.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of April 30, 1999.

                                          MEMBER:

                                          Blue Chip Broadcasting, Ltd.

                                          By: /s/ L. Ross Love
                                              ----------------------------------
                                              L. Ross Love, President

                                  SCHEDULE I

          MEMBERS'               MEMBERS' INITIAL CAPITAL    INITIAL MEMBERSHIP
    NAMES AND ADDRESSES               CONTRIBUTIONS               INTEREST
----------------------------   ---------------------------   ------------------
Blue Chip Broadcasting, Ltd.   All licenses, permits and     100%
1821 Summit Road, Suite 401    other authorizations issued
Cincinnati, Ohio 45237         by the FCC for operation
                               of radio stations
                               WGZB(FM), WGZB-FM1,
                               WIFZ(FM), WMJM(FM),
                               WKYI(FM), WCKX(FM),
                               WCZZ(FM), WXMG(FM),
                               WLRS(FM), WING(AM),
                               WFIA(AM), WDJX(FM),
                               WING-FM and
                               WGTZ(FM)

                                    EXHIBIT A

                 BYLAWS OF BLUE CHIP BROADCASTING LICENSES, LTD.

      Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Operating Agreement of Blue Chip Broadcasting Licenses, Ltd.

                                     MEMBERS

MEETINGS OF MEMBERS

        LOCATION OF MEETINGS. Meetings of the Members shall be held at the principal office of the Company or at such other place, either within or without Ohio, as specified from time to time by the Board of Managers.

        MEETINGS. Meetings of the Members, for any purpose or purposes, may be called upon the request of the officers or upon the request of not less than 25% of all the Members (based on their Membership Interests) then entitled to vote at the meeting.

        NOTICE OF MEETINGS. Notice of each meeting of Members stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each Member entitled to vote at such meeting not less than three (3) nor more than sixty
 (60) days before the date of the meeting.

        WAIVER OF NOTICE. Notice of the time, place and purposes of any meeting of Members may be waived in writing by any Member, either before, during or after such meeting. Such writing shall be filed with or entered upon the records of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express and exclusive purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

        PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by a Member or such Member's duly authorized attorney-in fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy. Every appointment of a proxy shall be revocable.

        ACTION BY MEMBERS WITHOUT A MEETING. Any action that may be authorized or taken at a meeting by the Members may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Members who would be entitled to vote at a meeting of the Members held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company. Written consent of all the

Members entitled to vote on any matter has the same force and effect as a unanimous vote of such Members.

      TELEPHONIC MEETINGS. The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                BOARD OF MANAGERS

      The Board of Managers shall be composed of not less than one (1) nor more than nine (9) Managers. The initial number of Managers shall be one (1). The initial Manager shall be the person indicated on Schedule II hereto.

      ELECTION. The Managers will be elected by the affirmative vote of a majority of the Members.

      TENURE. Each Manager shall serve as a Manager for an indefinite period of term of years and until his or her successor shall have been appointed, or until his or her earlier resignation, death or removal from office.

      RESIGNATION. Each Manager of the Company may resign at any time by giving written notice to the Members. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      REMOVAL. Each Manager may be removed with or without cause by a majority vote of the Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      VACANCY. Any vacancy occurring in the position of Manager shall be filled by a majority vote of the Members.

      MANAGER COMPENSATION. No Manager shall be entitled to any compensation, except by the affirmative vote or consent of a majority of the Members. The Company shall promptly reimburse each Manager for the reasonable out of pocket costs and expenses incurred by such Manager (including airfare, meals, lodging and other travel related expenses) in connection with the performance of its duties as Manager, including attendance at meetings of the Board.

      QUORUM. Business may be conducted at a meeting of the Board only if a quorum of the Board is present. A quorum of the Board shall be achieved only if a majority of the Board is present, in person or by proxy, at a meeting of the Board.

MEETINGS OF BOARD OF MANAGERS

      TIME OF MEETING. The Board of Managers shall meet at the Principal Office of the Company at least once annually. The Board of Managers shall have the authority to set the time and place of their said meeting by resolution.

      CALL AND NOTICE. Meetings of the Managers other than the quarterly meeting may be called at any time by the President and shall be called by the President upon the request of the lesser of two (2) or all of the Managers. Such meetings may be held at any place within or without the State of Ohio. Regular meetings shall be held on not less than twenty (20) business days prior notice. Any meeting at which all of the Managers are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

      MEETINGS. Meetings of the Managers, and meetings of any Committee thereof, may be held through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

      VOTING. The act of at least a majority vote of the Managers shall be the act of the Managers unless otherwise specifically provided by law, the Articles or this Agreement.

      ACTION BY MANAGERS WITHOUT A MEETING. Any action that may be authorized or taken at a meeting by the Managers may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the Managers who would be entitled to vote at a meeting of the Managers held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company. Written consent of all the Managers entitled to vote on any matter has the same force and effect as unanimous vote of such Managers.

                                    OFFICERS

      OFFICERS. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such other officers as the Board of Managers may appoint. The officers shall be appointed by the Board of Managers and shall exercise such powers and perform such duties as are prescribed under this Agreement. Any number of offices may be held by the same person, as the Board of Managers may determine, except that no person may simultaneously hold the offices of President and Secretary. The initial officers shall be those persons indicated on Schedule III hereto.

      DUTIES OF OFFICERS. The duties of the officers are as follows:

            (a) Duties of President. The President shall be the chief executive officer of the Company and shall preside at all meetings of the Board and Members. He shall have general and active management of the day to day business and affairs of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company.

            (b) Duties of Secretary. The Secretary shall attend all meetings of the Members of the Board of Managers and record all the proceedings of such meetings in a book to be kept for that purpose. Failure of the Secretary to attend any meeting of the Members or the Board shall not affect the validity of any action taken at such meeting. He shall give, or cause to be given, notice of all meetings of the Members and the Board of Managers and shall perform such other duties as may be prescribed by the Board of Managers or President.

            (c) Duties of Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

      TERM OF OFFICE. The officers shall hold office until their successors are appointed by the Board of Managers.

      RESIGNATION. Any officer of the Company may resign at any time by giving written notice to the Board of Managers. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. The resignation of an officer who is also a Member shall not affect the officer's rights as a Member and shall not constitute a withdrawal of a Member.

      REMOVAL. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Managers. The removal of an officer who is also a Member shall not affect the officer's rights as a Member and shall not constitute a withdrawal of a Member.

      VACANCIES. Any vacancy occurring in any office shall be filled by a majority vote of the Board of Managers. An officer elected to fill a vacancy shall hold office until the earlier of his death, resignation or removal.

      OFFICER COMPENSATION. The officers shall not be entitled to any compensation, except by the affirmative vote or consent of a majority of the Board of Managers.

                                FINANCIAL MATTERS

      ACCOUNTING METHODS. The Company books and records shall be prepared and maintained in accordance with generally accepted accounting principles, or such other method of accounting as determined to be appropriate by the Board of Managers, consistently applied, except that the Members' Capital Accounts shall be maintained as provided in this Agreement.

      FISCAL YEAR. The fiscal year of the Company shall be the twelve calendar month period ending on December 31 in each year, except that the first year of the Company shall be that period (even if less than twelve months) beginning on the Original Effective Date and ending on the next following December 31, and the final year of the Company shall be that period beginning on January 1 of such year and ending on the date of cancellation of the Articles.

      BANK ACCOUNTS. The Company may from time to time open bank accounts in the name of the Company. All funds of the Company shall be withdrawn on the signature of one (1) officer of the Company.

                                 INDEMNIFICATION

      (A) PROCEEDING OTHER THAN BY THE COMPANY. The Company shall indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative , or investigative action, suit, or proceeding, other than an action by or in the right of the Company, because he or she is or was a manager, member, partner, officer, employee, or agent of the Company or is or was serving at the request of the Company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The Company shall indemnify or agree to indemnify a person in that position against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him or her in connection with the action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not create of itself a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in connection with any criminal action or proceeding, a presumption that he or she had reasonable cause to believe that his or her conduct was unlawful.

      (B) PROCEEDING BY THE COMPANY. The Company shall indemnify or agree to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor, because he or she is or was a manager, officer, employee, or agent of the Company or is or was serving at the request of the Company as a manager, member, partner, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The Company shall indemnify or agree to indemnify a person in that position against expenses, including attorney's fees, that were actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

      (C) AMOUNT OF INDEMNIFICATION. To the extent that a manager, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Paragraph (A) or
(B) of this Section or has been successful in defense of any claim, issue, or matter in an action, suit, or proceeding referred to in those Paragraphs, he or she shall be indemnified against expenses, including attorney's fees, that were actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

      (D) OTHER RIGHTS TO INDEMNIFICATION. The indemnification authorized by this Section is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification under the operating agreement, any other agreement, a vote of Members or disinterested member of the Board of Managers of the Company, or otherwise, both as to action in their official capacities and as to action in another capacities while holding their offices or positions. The indemnification shall continue as to any person who has ceased to be a manager, officer, employee, or agent of the company and shall inure to the benefit of his heirs, executors, and administrators.

      (E) INSURANCE OR FINANCIAL ARRANGEMENTS. The Company may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a manager, member, partner, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise. The insurance or similar protection purchased or maintained for those persons may be for any liability asserted against them and incurred by them in any capacity described in this Paragraph (F) or for any liability arising out of their status as described in this Paragraph (F), whether or not the Company would have the power to indemnify them against that liability under this Section. Insurance may be so purchased from or so maintained with a person in which the Company has a financial interest.

      (F) ADVANCEMENT OF EXPENSES. Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to herein shall be paid by the Company as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he or she is not entitled to be indemnified by the Company.

      (G) REPEAL OR MODIFICATION. Any repeal or modification of the foregoing indemnification provision by the Members or the Board of Managers of the Company shall not increase the personal liability of any member of the Board of Managers, officer or other person entitled to indemnification hereunder of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a manager or officer of the Company existing at the time of such repeal or modification.

                         SCHEDULE II - BOARD OF MANAGERS

                                L. Ross Love

                                Lovie L. Ross

                                Thomas Revely, III

                                J. Kenneth Blackwell

                                Rod Dammeyer

                                Peter Bynoe

                                John H. Wyant

                             SCHEDULE III - OFFICERS

                        L. Ross Love          Chief Executive Officer, President
                                              and Treasurer

                        Calvin D. Buford      Secretary